UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 31, 2020

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On January 31, 2020, TransEnterix, Inc., a Delaware corporation (the “Company”) filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission to register up to $150 million of its securities, including common stock, preferred stock, warrants, debt securities and units for any combination of the foregoing. The Company expects to use the shelf registration statement over the next three years for its financing transactions. The Company filed the shelf registration statement because its existing shelf registration statement will expire in May 2020. As previously disclosed, the Company intends to pursue financing activities as needed to support its strategic focus and market development activities in 2020.

The shelf registration statement is not effective and cannot be used at this time. Any offering under the shelf registration statement would be made only by means of a written prospectus and prospectus supplement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: January 31, 2020	/s/ Anthony Fernando
Anthony Fernando
President and Chief Executive Officer